                                                                Exhibit 7
                                                                ---------

EXECUTION COPY










                          L.D. FASHIONS HOLDINGS CORP.



                                   $85,000,000



                       7.13% Senior Notes due May 1, 2005



                      ------------------------------------




                             NOTE PURCHASE AGREEMENT


                      ------------------------------------



                                Dated May 5, 1998

                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE 1
                             AUTHORIZATION OF NOTES

                                    ARTICLE 2
                           SALE AND PURCHASE OF NOTES

                                    ARTICLE 3
                                     CLOSING

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

SECTION 4.01.  Representations and Warranties...................................................3
SECTION 4.02.  Performance; No Default..........................................................3
SECTION 4.03.  Compliance Certificates..........................................................3
SECTION 4.04.  Opinions of Counsel..............................................................3
SECTION 4.05.  Purchase Permitted by Applicable Law, Etc........................................4
SECTION 4.06.  Sale of Other Notes..............................................................4
SECTION 4.07.  Payment of Special Counsel Fees..................................................4
SECTION 4.08.  Private Placement Number.........................................................4
SECTION 4.09.  Changes in Corporate Structure...................................................4
SECTION 4.10.  Proceedings and Documents........................................................4
SECTION 4.11.  Form FR G-3......................................................................5
SECTION 4.12.  Poloco Sublicense................................................................5
SECTION 4.13.  Hedging..........................................................................5

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 5.01.  Organization; Power and Authority................................................5
SECTION 5.02.  Authorization, Etc...............................................................5
SECTION 5.03.  Disclosure.......................................................................6
SECTION 5.04.  Organization and Ownership of Shares of Subsidiaries.............................6
SECTION 5.05.  Financial Statements.............................................................7
SECTION 5.06.  Compliance with Laws, Other Instruments, Etc.....................................8
SECTION 5.07.  Governmental Authorizations, Etc.................................................8
SECTION 5.08.  Litigation; Observance of Agreements, Statutes and Orders........................8
SECTION 5.09.  Taxes............................................................................8
SECTION 5.10.  Title to Property................................................................9
SECTION 5.11.  Licenses, Permits, Etc...........................................................9

                                                                                             PAGE
                                                                                             ----
SECTION 5.12.  Compliance with ERISA...........................................................10
SECTION 5.13.  Private Offering by the Company.................................................11
SECTION 5.14.  Use of Proceeds; Margin Regulations.............................................11
SECTION 5.15.  Existing Indebtedness; Future Liens.............................................11
SECTION 5.16.  Foreign Assets Control Regulations, Etc.........................................12
SECTION 5.17.  Status under Certain Statutes...................................................12
SECTION 5.18.  Licenses........................................................................12

                                    ARTICLE 6
                        REPRESENTATIONS OF THE PURCHASER
SECTION 6.01.  Accredited Investor.............................................................13
SECTION 6.02.  Purchase For Investment.........................................................13
SECTION 6.03.  Source of Funds.................................................................13
SECTION 6.04.  Investment Company Act Representations..........................................15
SECTION 6.05.  Competing Person................................................................15

                                    ARTICLE 7
                            INFORMATION AS TO COMPANY
SECTION 7.01.  Financial and Business Information..............................................16
SECTION 7.02.  Officer's Certificate...........................................................19
SECTION 7.03.  Inspection......................................................................19

                                    ARTICLE 8
                            7 REPAYMENT OF THE NOTES
SECTION 8.01.  Required Repayments.............................................................20
SECTION 8.02.  Optional Prepayments with Make-Whole Amount.....................................21
SECTION 8.03.  Allocation of Partial Prepayments...............................................21
SECTION 8.04.  Maturity; Surrender, Etc........................................................21
SECTION 8.05.  Purchase of Notes...............................................................22
SECTION 8.06.  Make-Whole Amount and Modified Make-Whole Amount................................22

                                    ARTICLE 9
                              AFFIRMATIVE COVENANTS
SECTION 9.01.  Compliance with Law.............................................................24
SECTION 9.02.  Insurance.......................................................................24
SECTION 9.03.  Maintenance of Properties.......................................................25
SECTION 9.04.  Payment of Taxes and Claims.....................................................25
SECTION 9.05.  Corporate Existence, Etc........................................................25

                                   ARTICLE 10
                               NEGATIVE COVENANTS
SECTION 10.01.  Transactions with Affiliates...................................................26

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
                                                                                             PAGE
                                                                                             ----
SECTION 10.02.  Merger, Consolidation, Etc.....................................................26
SECTION 10.03.  Sale of Assets.................................................................27
SECTION 10.04.  Liens..........................................................................28
SECTION 10.05.  Limitation on Company Indebtedness.............................................29
SECTION 10.06.  Interest Cover Test............................................................29
SECTION 10.07.  Maintenance of Consolidated Net Worth..........................................29
SECTION 10.08.  Limitation on Subsidiary Debt..................................................30
SECTION 10.09.  Limitation on Restricted Payments and Restricted
                Investments....................................................................30
SECTION 10.10.  Restriction on Certain Amendments..............................................30
SECTION 10.11.  Restriction on Sale of LDNG Shares.............................................31
SECTION 10.12.  Protection of Interest under the License.......................................31

                                   ARTICLE 11
                                EVENTS OF DEFAULT
SECTION 11.01.  Events of Default..............................................................31

                                   ARTICLE 12
                            REMEDIES ON DEFAULT, ETC.
SECTION 12.01.  Acceleration...................................................................34
SECTION 12.02.  Other Remedies.................................................................35
SECTION 12.03.  Rescission.....................................................................35
SECTION 12.04.  No Waivers or Election of Remedies, Expenses, Etc..............................35

                                   ARTICLE 13
                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES
SECTION 13.01.  Registration of Notes..........................................................36
SECTION 13.02.  Transfer of Notes..............................................................36
SECTION 13.03.  Replacement of Notes...........................................................37

                                   ARTICLE 14
                                PAYMENTS ON NOTES
SECTION 14.01.  Place of Payment...............................................................37
SECTION 14.02.  Home Office Payment............................................................38

                                   ARTICLE 15
                                    EXPENSES
SECTION 15.01.  Transaction Expenses...........................................................38
SECTION 15.02.  Survival.......................................................................39

                                   ARTICLE 16
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

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
                                                                                             PAGE
                                                                                             ----
                                           ARTICLE 17
                                      AMENDMENT AND WAIVER
SECTION 17.01.  Requirements...................................................................39
SECTION 17.02.  Solicitation of Holders of Notes...............................................40
SECTION 17.03.  Binding Effect, Etc............................................................40
SECTION 17.04.  Notes Held by Company, Etc.....................................................41

                                   ARTICLE 18
                                     NOTICES

                                   ARTICLE 19
                            REPRODUCTION OF DOCUMENTS

                                   ARTICLE 20
                            CONFIDENTIAL INFORMATION

                                   ARTICLE 21
                            SUBSTITUTION OF PURCHASER

                                   ARTICLE 22
                                  MISCELLANEOUS
SECTION 22.01.  Successors and Assigns.........................................................44
SECTION 22.02.  Payments Due on Non-Business Days..............................................44
SECTION 22.03.  Severability...................................................................44
SECTION 22.04.  Construction...................................................................44
SECTION 22.05.  Counterparts...................................................................44
SECTION 22.06.  Governing Law..................................................................45

                             SCHEDULES AND EXHIBITS

      SCHEDULE A               --      Information Relating to Purchasers
      SCHEDULE B               --      Defined Terms

      SCHEDULE 4.09            --      Changes in Corporate Structure
      SCHEDULE 5.03            --      Disclosure Materials
      SCHEDULE 5.04            --      Subsidiaries of the Company and Ownership of
                                          Subsidiary Stock
      SCHEDULE 5.05            --      Financial Statements
      SCHEDULE 5.08            --      Certain Litigation
      SCHEDULE 5.11            --      Licenses, Etc.
      SCHEDULE 5.15            --      Existing Indebtedness
      SCHEDULE 6.04            --      Beneficial Owners

      EXHIBIT 1                --      Form of Note
      EXHIBIT 2                --      Competing Persons
      EXHIBIT 3                --      Form of Transferee Letter
      EXHIBIT 4.4(a)           --      Form of Opinion of Special Counsel to the
                                          Company
      EXHIBIT 4.4(b)           --      Form of Opinion of Special Counsel to the
                                          Purchasers

                       7.13% Senior Notes due May 1, 2005



                                                                     May 5, 1998


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         L.D. Fashions Holdings Corp., a Delaware corporation (the "COMPANY"), agrees with you as follows:



                                    ARTICLE 1
                             AUTHORIZATION OF NOTES

         The Company will authorize the issue and sale of $85,000,000 aggregate principal amount of its 7.13% Senior Notes due May 1, 2005 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Article 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.



                                    ARTICLE 2
                           SALE AND PURCHASE OF NOTES

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Article 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in

Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.



                                    ARTICLE 3
                                     CLOSING

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on May 5, 1998 or on such other Business Day thereafter on or prior to May 15, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you, as specified in Schedule A, the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing in your name (or in the name of your nomi nee), against delivery by you to the Company or its order of immediately available federal funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5600807687 at PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, DE 19899, ABA#031100089. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Article 3, or any of the conditions specified in Article 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         SECTION 4.01. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         SECTION 4.02. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Article 9 or 10 hereof had such Article applied since such date.

         SECTION 4.03. Compliance Certificates. (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.01, 4.02,
4.09 and 4.13 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the constituent documents, by-laws and resolutions of the Board of Directors attached thereto, incumbency of officers of the Company and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         SECTION 4.04. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Duane, Morris & Heckscher LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Davis Polk & Wardwell, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         SECTION 4.05. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to pro visions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         SECTION 4.06. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         SECTION 4.07. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.01, the Company shall have paid on or before the Closing the reasonable fees and disbursements of your special counsel referred to in Section 4.04 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing which statement shall also include wire transfer instructions for the Company to use if it chooses to make payment by wire transfer.

         SECTION 4.08. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes by your special counsel.

         SECTION 4.09. Changes in Corporate Structure. Except as specified in
Schedule 4.09, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.05.

         SECTION 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request in connection therewith.

         SECTION 4.11. Form FR G-3. The Company shall have duly completed, executed and delivered to the Purchaser a purpose statement on Form FR G-3 complying with the requirements of Regulation U of the Board of Governors of the Federal Reserve System.

         SECTION 4.12. Poloco Sublicense. The Licensee shall have entered into the Poloco Sublicense with Poloco as required under the Assignment.

         SECTION 4.13. Hedging. The Company shall have entered into a hedging arrangement relating to the projected royalty revenues from the License.



                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to you that:

         SECTION 5.01. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the full corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         SECTION 5.02. Authorization, Etc. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.03. Disclosure. The Company, through Chase Securities Inc., acting as its placement agent, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in
Schedule 5.03, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.05, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.03, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.05, since February 28, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         SECTION 5.04. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.04 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers. For purposes of this Section 5.04(a) only, "AFFILIATE" means, at any time, and with respect to the Company, (a) any other Person that at such time directly or indirectly through one or more intermediaries is Controlled by the Company, and
(b) any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.04 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.04).

          (c) Each Subsidiary identified in Schedule 5.04 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.04 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         SECTION 5.05. Financial Statements. (a) The Company has delivered to each Purchaser copies of the Prescribed Accounts listed on Schedule 5.05. All of said Prescribed Accounts (including in each case the related schedules and notes) fairly present the financial position of the business that was conducted by Poloco, S.A. as of the respective dates specified in such Schedule and its results of operations and cash flows for the respective periods so specified and have been prepared in all material respects in accordance with French GAAP consistently applied throughout the periods involved except as set forth in said Prescribed Accounts and the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          (b) The Company has delivered to each Purchaser copies of the audited financial statements of the Company and its Subsidiaries listed on Schedule
5.05. Such financial statements (including the related schedules and notes) have been audited by Ernst & Young LLP, fairly present the consolidated financial position of the Company and its Subsidiaries as of the date specified in such Schedule and have been prepared in all material respects in accordance with GAAP.

         SECTION 5.06. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         SECTION 5.07. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes other than such consents, registrations and filings that may be required in connection with the registration of the LDNG shares as contemplated by Section 12.02(b) of this Agreement.

         SECTION 5.08. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 5.08, there are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c) No event has occurred and no condition exists which would constitute an Event of Default hereunder or would with the giving of notice and/or the lapse of time, as provided in Article 11 hereof, constitute an Event of Default.

         SECTION 5.09. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

         SECTION 5.10. Title to Property. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.05 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.

         SECTION 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries, as applicable, own or possess or have the rights to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, that individually or in the aggregate are Material, including, without limitation, the License, and such rights are not subject to any judgment, injunction, order, decree, pledge or encumbrance restricting the use thereof;

          (b) to the best Knowledge of the Company, there are no existing or threatened claims or proceedings challenging the ownership of any registration in any jurisdiction or alleging infringement on any third party's rights by the use of any licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, including without limitation, the License, by the Company or its Affiliates that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any grounds for any such claims or proceedings; and

          (c) to the best Knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Affiliates with respect to any license, permit, franchise, authorization patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Affiliates, including, without limitation, the License, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount which would cause a failure to satisfy Section 10.07 if such amount were taken into account as a charge to the Company. The term "BENEFIT LIABILITIES" has the meaning specified in sec-tion 4001(a)(16) of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under sec tion 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.03 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         SECTION 5.13. Private Offering by the Company. Neither the Company nor any of its Subsidiaries nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 37 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any of its Subsidiaries nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         SECTION 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to pay the note issued in connection with the purchase of the License under the Assignment no later than 60 days after the date of the Closing. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

         SECTION 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Closing date (before giving effect to the sale of the Notes), since which date there has been no Material change (except for the sale of the Notes) in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.04.

         SECTION 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         SECTION 5.17. Status under Certain Statutes. The Company is not, and after the sale of Notes contemplated herein, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT"). Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         SECTION 5.18. Licenses. The Company has delivered to you and each Other Purchaser true and correct copies of the License Documents listed in
Schedule 5.11 hereto as of the date of this Agreement.

                                    ARTICLE 6
                        REPRESENTATIONS OF THE PURCHASER

         SECTION 6.01. Accredited Investor. Each of you and any Additional Purchaser(s) is an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"). You (either alone or together with advisors retained by you) have sufficient knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of purchasing Notes. You understand that the Notes have not been registered under the Securities Act. You have received and read a copy of the Private Placement Memorandum dated March 1998, relating to the Notes. In addition, you have been given the opportunity to ask questions and receive answers from representatives of the Company or Chase Securities Inc. concerning the Company and its affairs, and to obtain any additional information you consider necessary to evaluate the merits and risks of the investment.

         SECTION 6.02. Purchase For Investment. You represent that you and any Additional Purchaser(s) are purchasing the Notes for investment. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You understand that this Agreement places additional restrictions on transfers of the Notes, as provided in Section 13.02.

         SECTION 6.03. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you and any Additional Purchasers to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) if you are an insurance company authorized to do business under the laws of one or more states, (i) the Source is an "insurance company general account", within the meaning of Section V(e) of the Department of Labor Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995), and
(ii) the amount of reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners ("NAIC ANNUAL STATEMENT") and before reduction for credits on account of any reinsurance ceded on a coinsurance basis (the "RESERVES AND LIABILITIES")) for your general account contract(s) held by or on behalf of any employee benefit plan subject to Title I of ERISA or any plan or individual retirement account subject to Section 4975 of the Code ("ERISA PLAN"), together with the amount of the Reserves and Liabilities for your general account contract(s) held by or on behalf of any other ERISA Plans maintained by the same employer (or any "affiliate" thereof, within the meaning of Section V(a)(1) of PTE 95-60) or by the same employee organization, does not exceed 10% of the total Reserves and Liabilities of your general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of your domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is itself, or is acquiring the Notes with the assets of, an ERISA Plan managed by an "in-house asset manager" (within the meaning of Part IV(a) of PTE 96-23 (issued March 24, 1995)) which has made or properly authorized the decision for such ERISA Plan to purchase the Notes under circumstances such that PTE 96-23 is applicable to the purchase and holding of such Notes; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 6.03, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         SECTION 6.04. Investment Company Act Representations. You understand that the Company has not been registered under the 1940 Act in reliance on
Section 3(c)(1) of the 1940 Act, and as a result the Company may have no more than 100 beneficial owners. Furthermore, you represent that:

          (a) you are acquiring the Notes (x) for your own account as principal or (y) for the account of the number of additional purchasers (each an "ADDITIONAL PURCHASER") listed in Schedule 6.04, and each of you and any Additional Purchaser(s) may be considered one beneficial owner for the purpose of Section 3(c)(1) of the 1940 Act;

          (b) if you or any Additional Purchaser(s) will own more than 10% of the outstanding voting securities of the Company, you or such Additional Purchaser are not (i) an "investment company" (as defined in the 1940 Act) or
(ii) an entity that, but for the exception provided in Section 3(c)(1) or 3(c)(7) of the 1940 Act, would be an investment company;

          (c) neither you nor any Additional Purchaser is a defined contribution plan, or a partnership or other investment vehicle in which the partners or participants have any discretion to determine the investments made by the entity, including an investment in interests; and

          (d) neither you nor any Additional Purchaser was formed for the purpose of investing in the Company, and at the time you or any Additional Purchaser purchase(s) any Notes you or it will have less than 40% of your or its committed capital invested in the Company.

         SECTION 6.05. Competing Person. You represent that neither you nor any Additional Purchaser is a Competing Person.

                                    ARTICLE 7
                            INFORMATION AS TO COMPANY

         SECTION 7.01. Financial and Business Information. The Company shall deliver to each holder of Notes:

          (a) Interim Period Statements -- within 90 days after the end of each Interim Period in each fiscal year of the Company (other than the last Interim Period of each such fiscal year), a copy of,

          (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Interim Period, and

         (ii) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, for such Interim Period and (in the case of the second and third Interim Periods) for the portion of the fiscal year ending with such Interim Period and, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, a copy of,

          (i) the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

         (ii) consolidated statements of income, retained earnings, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                       (A) an opinion thereon of Ernst & Young LLP or other
                  independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                       (B) a certificate of such accountants stating that they
                  have reviewed this Agreement and the Other Agreements and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (c) SEC and Other Reports -- if the Company or any Subsidiary issues its securities to the public pursuant to a registration under the Securities Act, promptly upon their becoming available, one copy of any registration statement (without exhibits except as expressly requested by such holder), and any prospectus and any amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Senior Officer obtained Knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11.01(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

         (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

        (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any

         ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

         (g) LDNG and Poloco -- (i) with respect to LDNG, one copy of each Form 10-K and Form 10-Q filed with the SEC, by arranging for LDNG to mail such Forms in its usual course of business, to each such holder of Notes and (ii) with respect to Poloco, audited annual financial statements in English within 180 days after the end of each fiscal year of Poloco and unaudited semi-annual financial statements within 120 days after the end of the first six months of each fiscal year of Poloco;

          (h) Royalty Payments -- with respect to Poloco, the quarterly and annual statements of operations described in Article 8 of the Poloco Sublicense accounting for each product category in each country and the royalties owed thereon; such quarterly and annual statements shall be certified by the chief financial officer of Poloco and, at any time such certification is required by The Polo/Lauren Company, L.P. pursuant to the License Agreement, such annual statements shall also be certified by the independent public accountants for Poloco; and

         (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         SECTION 7.02. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.01(a) or Section 7.01(b) hereof shall be accompanied by a certificate of a Senior Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Articles 9 and 10, during the period covered by the statements then being furnished (including with respect to each such

Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b) Event of Default -- a statement that such officers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

         (c) GAAP Compliance -- a statement that such financial statements have been prepared in accordance with GAAP consistently applied and present fairly (in conjunction with the notes thereto) the financial condition of the Company and its Subsidiaries as at the end of the period at which they relate and of the results of the operations during such subject period and, in the case of the statements for each Interim Period, subject to normal year-end audit adjustments.

         SECTION 7.03. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's Senior Officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the

Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested under the circumstances upon notice to the Company.


                                    ARTICLE 8
                             REPAYMENT OF THE NOTES

         SECTION 8.01. Required Repayments. (a) On May 1, 2001 and on each May 1 thereafter to and including May 1, 2005 the Company will repay $17,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or the Modified Make-Whole Amount or any premium; provided that upon any partial prepayment of the Notes pursuant to Section 8.02 or purchase of the Notes permitted by Section
8.05 the principal amount of each required repayment of the Notes becoming due under this Section 8.01(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

          (b) Upon the exercise of the PRL Fixed Price Buy-Out Option, the Company will prepay in full the then outstanding principal amount of the Notes, together with accrued interest thereon to the date of prepayment and the Modified Make-Whole Amount, if any, in accordance with the Prepayment Procedure.

          (c) Upon the exercise of the PRL Purchase Option 2002, the Company will offer to prepay in full the then outstanding principal amount of the Notes, together with accrued interest thereon to the date of prepayment and the Make-Whole Amount, if any, in accordance with the Prepayment Procedure.

          (d) In the event that PRL reclaims the License as a result of a failure to reach the Sales Threshold, the Company will offer to prepay in full the then outstanding principal amount of the Notes, together with accrued interest thereon to the date of prepayment and the Make-Whole Amount, if any, in accordance with the Prepayment Procedure.

         SECTION 8.02. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount then being prepaid, together with the interest on such principal amount accrued to the prepayment date. The Company will give each holder of Notes written notice of each optional prepayment under this Section
8.02 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.03), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid accrued to the date fixed for payment, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         SECTION 8.03. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the aggregate principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         SECTION 8.04. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Article 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, as the case may be, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 8.05. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.06. Make-Whole Amount and Modified Make-Whole Amount. (a) The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.01(c) or (d) or 8.02 or has become or is declared to be immediately due and payable pursuant to Section 12.01, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets System (or such other display as may replace Page USD on the Bloomberg Financial Markets System) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

         "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.01(c) or (d), 8.02 or 12.01.

         "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.01 or 8.02 or has become or is declared to be immediately due and payable pursuant to Section 12.01, as the context requires.

          (b) The term "MODIFIED MAKE-WHOLE AMOUNT" has the same meaning as that given to the term "Make-Whole Amount" in Section 8.06(a); provided that references in such Section to (i) "Section 8.01(c) or (d)" shall read "Section 8.01(b)", (ii) "Section 8.02" or "Section 12.01" shall be disregarded and (iii) "0.50% over the yield to maturity" shall read "0.65% over the yield to maturity."



                                    ARTICLE 9
                              AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.01. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and in connection therewith will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that neither the Company nor any Subsidiary need comply with any such law, ordinance or governmental rule or regulation or obtain or maintain in effect any such license, certificate, permit, franchise or other governmental authorization if the applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

         SECTION 9.02. Insurance. The Company will and will cause each of its Subsidiaries to maintain in full force and effect, with financially sound and reputable insurers, adequate insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where the failure to maintain such insurance could not in the aggregate reasonably be expected to have a Material Adverse Effect.

         SECTION 9.03. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.04. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.05. Corporate Existence, Etc. Subject to Sections 10.02 and 10.03, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.02 and 10.03, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

                                   ARTICLE 10
                               NEGATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 10.01. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that nothing in this Section 10.01 shall (i) prevent the Company or any Subsidiary from complying with all of the provisions contained in the License Documents or
(ii) restrict the consummation of any of the transactions contemplated thereby.

         SECTION 10.02. Merger, Consolidation, Etc. The Company will not and will not permit any Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) in the case of the Company, (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (x) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (ii) the Company shall have caused to be delivered to each holder of a Note an Officer's Certificate stating that such transaction complies with the requirements set forth in this Section 10.02(a);

          (b) in the case of a Subsidiary of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary as an entirety, as the case may be, shall be the Company or another Subsidiary of the Company; or

          (c) in the case of a Subsidiary of the Company where the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary as an entirety, as the case may be, is neither the Company nor another Subsidiary of the Company, such transaction complies with the provisions of Section 10.03(b) or (d); and

immediately prior to, and immediately after giving effect to any such transaction contemplated in clause (a), (b) or (c) above, no Default or Event of Default shall have occurred and be continuing.

         No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.02 from its liability under this Agreement or the Notes.

         SECTION 10.03. Sale of Assets. Except for (a) any transaction permitted by Section 10.02, (b) any sale or disposition of assets in the ordinary course of business, (c) any sale or disposition of assets to the Company or any Wholly-Owned Subsidiary, (d) PRL's acquisition of a 20% Equity Interest or the Transfer of an Equity Interest (all as defined in the Master Agreement) pursuant, respectively, to Article 4 or 5 of the Master Agreement or (e) any sale of shares of LDNG provided that such sale is in compliance with Section 10.11 and that the investment or distribution of the proceeds of such sale are in compliance with Section 10.09, the Company will not, nor will it permit any Subsidiary to sell or otherwise dispose of any of its assets, unless after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the aggregate net book value of all assets disposed of (on a consolidated basis) in the then current fiscal year (other than dispositions described in clauses (a), (b), (c), (d) and (e) above) would not exceed 10% of the net book value of Consolidated Total Assets (as shown in the latest reported consolidated balance sheet of the Company and its Subsidiaries), provided, however, that any such sales shall be disregarded for the purposes of this limitation if the proceeds from the sales, leases or dispositions representing the excess of such 10% limitation on the sales, leases or other dispositions are used within 365 days after they are received (x) to acquire assets in connection with the business of the Company and its Subsidiaries and/or (y) to reduce the outstanding principal amount of Indebtedness of the Company and its Subsidiaries on a pro-rata basis with the outstanding principal amount of the Notes (at the option of the Noteholders) at an amount equal to 100% of such principal amount of the Notes prepaid and accrued interest thereon to the date of prepayment, in accordance with the Prepayment Procedure.

         SECTION 10.04. Liens. Neither the Company nor any of its Subsidiaries will create, incur, or assume any Lien to secure any Indebtedness of the Company or any of its Subsidiaries without making provision for the Notes to be equally and ratably secured, other than:

          (i) Liens securing Indebtedness of the Company or any Subsidiary outstanding at the date of the sale of the Notes;

         (ii) Liens on goods and products or documents of title to goods and products arising in the ordinary course of business and similar transactions entered into in order to finance the payment of the purchase price of such goods or products where such Lien secures only Indebtedness incurred to pay the purchase price of such goods or products (and amounts incidental thereto) which, by its terms, is required to be, and in fact is, repaid within 180 days after the date upon which such Indebtedness was incurred;

        (iii) Liens incurred or deposits made in the ordinary course of business
         (x) in connection with workers' compensation, unemployment insurance, social security and other like laws and (y) to secure the reimbursement obligations in respect of letters of credit, or the performance of bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds and similar agreements to purchase or sell goods or services and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of capital assets, provided that any amounts secured by such Liens are not overdue, or if overdue, the Company or a Subsidiary is contesting its payment in good faith and by appropriate proceedings;

         (iv) Liens securing taxes, assessments or governmental charges, provided that the execution or other enforcement of such Liens is effectively stayed;

          (v) Liens in favor of issuers of appeal bonds or supersedeas bonds, or arising in connection with pending court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings and the aggregate amount so secured does not exceed $10,000,000;

         (vi) Liens securing the claims or demands of carriers, warehousemen, repairmen, materialmen, mechanics, vendors, landlords, lessors, and other similar Liens arising in the ordinary course of business, provided that the execution or other enforcement of such Liens is effectively stayed; and

        (vii) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of any Material property or materially interfere with the use of any property material to the ordinary conduct of the business of the Company and its Subsidiaries; taken as a whole.

         SECTION 10.05. Limitation on Company Indebtedness. The Company will not incur or be liable for any Indebtedness other than (i) the Notes and (ii) other Indebtedness with a maturity not exceeding one year from the date of incurrence of such Indebtedness and not exceeding $10,000,000 in aggregate principal amount at any time outstanding.

         SECTION 10.06. Interest Cover Test. The ratio of Consolidated EBITDA to Consolidated Interest Expense will not, at the end of any fiscal quarter, be less than 2.5:1 for the period of two consecutive fiscal quarters then ended (treated for this purpose as a single accounting period).

         SECTION 10.07. Maintenance of Consolidated Net Worth. Consolidated Net Worth will not be less than the Minimum Compliance Level. For this purpose, "MINIMUM COMPLIANCE LEVEL" means the sum of (a) $100,000,000, plus (b) 100% of cumulative Consolidated Net Income (without giving effect to any Consolidated Net Losses) for each fiscal year ending subsequent to December 31, 1997, until such time as the Minimum Compliance Level is equal to or greater than $140,000,000 pursuant to the provisions of this Section, at which time the percentage referenced in subclause (b) of this Section shall decrease to 25% of Consolidated Net Income (without giving effect to Consolidated Net Losses) for each fiscal year thereafter (subject to appropriate pro-rata adjustment for that fiscal year during which the Minimum Compliance Level became equal to or greater than $140,000,000 pursuant to this Section).

         SECTION 10.08. Limitation on Subsidiary Debt. The Company will not permit any Subsidiary to incur or be liable for any Indebtedness except for (a) any Indebtedness of a Subsidiary owing to the Company or owing to a Wholly-Owned Subsidiary and (b) the note dated as of December 12, 1997 issued by the Licensee to Poloco in connection with the purchase of the License under the Assignment.

         SECTION 10.09. Limitation on Restricted Payments and Restricted Investments. Neither the Company nor any Subsidiary will make any Restricted Investments or declare or make any dividend payments in respect of any capital stock of the Company (except distributions payable in shares of capital stock) or repurchase, redeem, retire or acquire any shares of capital stock of the Company or warrants, rights or other options to purchase such shares of capital stock of the Company (all such declarations, payments, purchases, redemptions, retirements, and distributions being herein collectively referred to as "RESTRICTED PAYMENTS"), except for dividends or other distributions from any Subsidiary to the Company and payments that are made in the form of shares of capital stock or from the net cash proceeds from the substantially concurrent issue or sale of other shares of capital stock of the Company or a Subsidiary or warrants, rights, or options to purchase or acquire any shares of its capital stock; unless, immediately after giving effect to such Restricted Payments or Restricted Investments, (a) no Default or Event of Default shall have occurred and be continuing and (b) the sum of all Restricted Payments declared or made after the date of the sale of the Notes, plus all Restricted Investments held at such time does not exceed the sum of (i) if the Restricted Payment or the Restricted Investment is made at a time at which Consolidated Net Worth is (A) less than $140,000,000, 0% and (B) $140,000,000 or more, 75%, in each case, of the excess of cumulative Consolidated Net Income over cumulative Consolidated Net Losses subsequent to December 31, 1997 plus
(ii) the aggregate net cash proceeds received by the Company and its Subsidiaries from the issue or sale of its capital stock or warrants, rights, options, to purchase or acquire any shares of its capital stock and from any capital contribution received subsequent to the date of the sale of the Notes plus (iii) the aggregate net cash proceeds from the sale of any Restricted Investment plus (iv) solely with respect to Restricted Investments, $5,000,000.

         SECTION 10.10. Restriction on Certain Amendments. (a) Neither the Company or any of its Subsidiaries will amend or waive, or suffer to be amended or waived any of the License Documents from the respective forms thereof delivered to the holders of the Notes pursuant to Section 5.18 if any such amendment or waiver could have a Material Adverse Effect, except as disclosed in
Schedule 5.11 with respect to the Italian Sublicense.

          (b) Notwithstanding anything to the contrary contained in subsection
(a) above, the Licensee shall not amend or waive, or suffer to be amended or waived, Amendment No. 1 to the Poloco Sublicense except with prior written consent of the Required Holders.

         SECTION 10.11. Restriction on Sale of LDNG Shares. If an Event of Default has occurred and is continuing, the Company will not and will not permit any Subsidiary to sell any shares of LDNG without the consent of the Required Holders; provided that such consent shall not be necessary if the amount paid for all such shares is at least equal to the aggregate net book value of all such shares (on a consolidated basis) in the then current fiscal year.

         SECTION 10.12. Protection of Interest under the License. Except to the extent resulting from the exercise by PRL of its rights under the License and the Master Agreement as in effect on the date hereof, the Company will not permit any diminution in its ownership of the Licensee or in the Licensee's ownership of the License.

                                   ARTICLE 11
                                EVENTS OF DEFAULT

         SECTION 11.01. Events of Default. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note for more than one Business Day after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any covenant contained in any of Sections 10.02, 10.03, 10.04, 10.05 (but only if such default occurs with respect to Section 10.05 upon the incurrence of any Indebtedness), 10.06, 10.08 or 10.09; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11.01 and including those contained in Section 10.05 or
Section 10.08 to the extent not covered in paragraph (c) of Section 11.01) and such default is not remedied within 15 days after the earlier of (i) the Company obtaining Knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph
(d) of Section 11.01); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or misleading in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount or interest on any Indebtedness that is outstanding, or (ii) the Company or any Subsidiary is in default, other than the default specified in clause (i) above, in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Major Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Major Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Major Subsidiaries, or any such petition shall be filed against the Company or any of its Major Subsidiaries and such petition shall not be dismissed or stayed within 60 days; or

          (i) a final judgment or judgments (not subject to appeal) for the payment of money aggregating in excess of $5,000,000 (or the equivalent thereof in any other currency, and net of available insurance coverage) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (as determined pursuant to Section 5.12(b) hereof) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) the Company shall cease to be a Subsidiary of S.A. Louis Dreyfus et Cie; or

          (l) the right, title or interest of the Licensee in the License Documents or of Poloco in the Poloco Sublicense shall at any time be, or threatened to be, terminated, impaired, declared invalid or altered in any Material respect, except as specifically contemplated by PRL's acquisition of a 20% Equity Interest (as defined in the Master Agreement) pursuant to Article 4 of the Master Agreement, Sections 8.01(b), (c), or (d) or as disclosed in
Schedule 5.11 with respect to the Italian Sublicense, or any of the License Documents shall fail to constitute the valid and binding agreement of any of the parties thereto or the enforceability thereof shall be contested by any of the parties thereto, except as disclosed in Schedule 5.11 with respect to the Italian Sublicense.

As used in Section 11.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                   ARTICLE 12
                            REMEDIES ON DEFAULT, ETC.

         SECTION 12.01. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11.01(other than an Event of Default described in clause (i) of paragraph (g) or described in clause
(vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
(i) of paragraph (g)) shall occur, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any Required Holder or Holder(s) may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.01, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined at such time in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         SECTION 12.02. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.01, the holder of any Note at the time outstanding may:

          (a) proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise; and

          (b) upon request by the Required Holders, the Company will exercise its rights under the Registration Rights Agreement to which it is a party to effect the registration of the LDNG shares held by the Company that are not so registered.

         SECTION 12.03. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.01, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article 17 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.03 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         SECTION 12.04. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Article 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE 13
                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         SECTION 13.01. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The Notes shall be in registered (not bearer) form only, without coupons. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to a transfer of a Note in accordance with Section 13.02, the Person in whose name such Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or Knowledge to the contrary. The Company shall give to any holder of a Note, it being understood that each such holder is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         SECTION 13.02. Transfer of Notes. Upon surrender of any Note at the address of the Company set forth in Article 18 for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a (i) written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof and (ii) a Transferee Letter, substantially in the form of Exhibit 3, duly executed by such transferee), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1; provided that the Company may refuse to accept any transfer of Notes which it reasonably concludes would be in violation of the Securities Act or would cause the Company to be required to register under or to be in violation of the 1940 Act or would be to a Person which is a Competing Person. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid there on. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in
Section 6.02.

         SECTION 13.03. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be a certificate from the holder of such Note of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the most recent date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                   ARTICLE 14
                                PAYMENTS ON NOTES

         SECTION 14.01. Place of Payment. Subject to Section 14.02, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Wilmington, Delaware at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         SECTION 14.02. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.01 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.01. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.02. The Company will afford the benefits of this Section 14.02 to any Institutional Investor that is a transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.02.

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
                                   ARTICLE 15
                                    EXPENSES

         SECTION 15.01. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         SECTION 15.02. Survival. The obligations of the Company under this
Section 15.02 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                                   ARTICLE 16
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                                   ARTICLE 17
                              AMENDMENT AND WAIVER

         SECTION 17.01. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Article 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Article 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Articles 8, 12, 17 or 20 or Sections 11.01(a) and 11.01(b).

         SECTION 17.02. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         SECTION 17.03. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Article 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         SECTION 17.04. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

                                   ARTICLE 18
                                     NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by hand delivery, or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

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
        (iii) if to the Company, to: L.D. Fashions Holdings Corp., 3411 Silverside Road, Suite 210E Baynard Building, Wilmington, DE 19810-4808, Attention: Treasurer, Fax: (302) 477-1561, or at such other address as the Company shall have specified to the holder of each Note in writing.

         Notices under this Article 18 will be deemed given only when actually received.

                                   ARTICLE 19
                            REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                   ARTICLE 20
                            CONFIDENTIAL INFORMATION

         For the purposes of this Article 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.01 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Article 20, (iii) any other holder of any Note, (iv) any Institutional Investor which is not a Competing Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Article 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Article 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Article 20.

                                   ARTICLE 21
                            SUBSTITUTION OF PURCHASER

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Article 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Article 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Article
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

                                   ARTICLE 22
                                  MISCELLANEOUS

         SECTION 22.01. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         SECTION 22.02. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         SECTION 22.03. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without in validating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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
         SECTION 22.04. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 22.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 22.06. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                            Very truly yours,

                                            L.D. FASHIONS HOLDINGS CORP.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


The foregoing is hereby agreed to as of
the date thereof.

[ADD PURCHASER SIGNATURE
BLOCKS]

                                                                      SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ADDITIONAL PURCHASER" is defined in Section 6.04.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "ASSIGNMENT" means the Assignment and Assumption Agreement dated as of December 12, 1997 among Poloco S.A., S.A. Louis Dreyfus et Cie. and the Licensee.

         "BUSINESS DAY" means (a) for the purposes of Section 8.06 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Wilmington, Delaware or New York, New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL RENTALS" means at the time of the determination thereof, the amount at which the aggregate fixed rentals payable and to become payable under all Capital Leases under which a Person is a lessee would, in accordance with GAAP, be reflected as a liability on a balance sheet of such Person.

         "CLOSING" is defined in Article 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


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
         "COMPANY" means L.D. Fashions Holdings Corp., a Delaware corporation.

         "COMPETING PERSON" means, at any time,

         (a) any Person that is engaged at such time in a principal line of business

                  (i) which is substantially the same as, or substantially similar to, any of the businesses in which the Company and its Subsidiaries are then engaged, including without limitation, the Persons set forth in Exhibit 2 hereto (as such Exhibit may be supplemented from time to time by written notice given to each holder of Notes pursuant to Section 10.01), or

                  (ii) in which the Company proposes to engage at such time if the Company has taken substantial action to commence operations in such business (including, without limitation, the retention of an independent consultant to prepare a feasibility report with respect to such business or the retention of an investment banking firm to find companies operating in such business that are suitable acquisition candidates), provided that any such Person is listed in
Exhibit 2 hereto (as such Exhibit may be supplemented from time to time by written notice given to each holder of Notes pursuant to Section 10.01),

         (b) any Person whose ownership of Notes is deemed likely by the Company, in its reasonable opinion, to have a Material Adverse Effect on the conduct of any of the businesses referred to in the foregoing clause (a) or the confidentiality of proprietary information related thereto, or

         (c) any Person controlled by any Person referred to in the foregoing clause (a) or (b) or from which information can be obtained, as a matter of right, by any Person referred to in such clauses by virtue of an affiliate relationship with such Person;

provided that the businesses referred to in the foregoing clause (a) shall not include the business of trading or investing in fixed income securities. Notwithstanding the foregoing, "Competing Person" shall not include any of the Purchasers, or (A) any (1) Subsidiary or Affiliate of any Purchaser, (2) insurance company, (3) bank or savings and loan association, (4) investment company (unless such investment company is a Subsidiary of a Person identified in any of the foregoing clauses (a) through (c), inclusive) or (5) pension plan (unless such pension plan is managed by, or is primarily for the benefit of employees of, a Person identified in any of the foregoing clauses (a) through
(c), inclusive) (collectively, the "INSTITUTIONAL INVESTORS"), the primary businesses of which are any one or more of insurance, the investment of funds as principal or on behalf of third parties, or the providing of other financial services and (B) any broker, dealer or similar intermediary that has acquired the Notes for resale to Institutional Investors.

         "CONFIDENTIAL INFORMATION" is defined in Article 20.

         "CONSOLIDATED EBITDA" means for any period the sum of Consolidated Net Income (Loss) for such period, plus, to the extent deducted in the determination of such Consolidated Net Income (Loss), the consolidated amounts of depreciation, amortization, provision for income taxes and Consolidated Interest Expense, less, to the extent included in such Consolidated Net Income (Loss), equity in the earnings of LDNG for such period (except to the extent paid in dividends to the Company or a Subsidiary during such period).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense (including interest expense attributable to Capital Leases) of the Company and its Subsidiaries on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME/CONSOLIDATED NET LOSS" means, for any period, the aggregate net income (or net loss) of the Company and its Subsidiaries, taken as a whole, for such period, determined on a consolidated basis eliminating intercompany items in accordance with GAAP, but excluding (a) any extraordinary gains or losses, (b) any gains or losses arising from any reappraisal of assets, (c) any earnings of any Person prior to its acquisition,
(d) any gain arising from the acquisition of any securities of any of the Company or its Subsidiaries, and (e) any deferred or other credit representing any excess of the equity in any Person acquired by the Company or any of its Subsidiaries, at the date of the acquisition thereof, over the amount invested in such Person.

         "CONSOLIDATED NET WORTH" means the stockholders' equity as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, prepared in accordance with GAAP, as delivered pursuant to Sections 7.01(a) and 7.01(b).

         "CONSOLIDATED TOTAL ASSETS" means total consolidated assets of the Company and its Subsidiaries, taken as a whole, as reported on the then most recent annual or interim consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, prepared in accordance with GAAP, as delivered pursuant to Section 7.01(a) and Section 7.01(b), and after deduction of depreciation, amortization and all other properly deductible valuation reserves.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materi-als into the environment, including but not limited to those related to hazardous sub stances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "ERISA PLAN" is defined in Section 6.03.

         "EVENT OF DEFAULT" is defined in Article 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FRENCH GAAP" means generally accepted accounting principles as in effect from time to time in France.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY"  means (a) the government of:

                        (i) the United States of America or any State or other
                  political subdivision thereof, or

                       (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

           (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GROUP" means S.A. Louis Dreyfus et Cie., together with its Subsidiaries.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:


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
           (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

           (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

           (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

           (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.01.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

           (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

           (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property;

           (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Rentals;

           (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

           (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

           (f) Swaps of such Person other than the hedging arrangement contemplated under Section 4.13; and

           (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof (other than trade letters of credit, stand-by letters of credit, bid bonds, performance bonds, or other Guaranties, none of which has been entered into or delivered in connection with the borrowing of money or the obtaining of advances).

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INSTITUTIONAL ACCREDITED INVESTOR" means any institution that is an "accredited investor" within the meaning of Rule 501 of the Securities Act.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERIM PERIOD" means each three-month period of the Company's fiscal year.

         "INVESTMENTS" means all investments, in cash or by transfer of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "ITALIAN SUBLICENSE" means the sublicense agreement granted by Poloco to PRL Fashions of Europe/Italy Srl. currently under the Poloco Sublicense and, as more fully


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
described in Schedule 5.11., under which Poloco and PRL Fashions of Europe/Italy Srl. are operating and the terms and conditions of which are essentially reflected in a written Distribution Agreement dated as of January 1, 1988, as amended by Amendment No. 1 dated October 6, 1992 (as amended, the "DISTRIBUTION AGREEMENT") and executed by Poloco (or its predecessor) and PRL Fashions of Europe/Italy Srl (or its predecessor).

         "KNOWLEDGE" means in respect of any Person actual knowledge and in respect of the Company or any of its Subsidiaries shall mean actual knowledge of the Senior Officers of the Company.

         "LDNG" means Louis Dreyfus Natural Gas Corp., an Oklahoma corporation.

         "LICENSE" means the License Agreement, together with the Assignment, together with the Poloco Sublicense, together with the Italian Sublicense, together with the portions of the 2002 Wholesale License assigned to Louis Dreyfus Fashions Corp.
under the Assignment.

         "LICENSE AGREEMENT" means the Second Amended and Restated License Agreement dated as of October 1, 1996 between The Polo/Lauren Company, L.P. and Poloco S.A.

         "LICENSE DOCUMENTS" means the Master Agreement, the License Agreement, the Assignment, the Poloco Sublicense, the Italian Sublicense and the portions of the 2002 Wholesale License assigned to Louis Dreyfus Fashions Corp. under the Assignment.

         "LICENSEE" means Louis Dreyfus Fashions Corp.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAJOR SUBSIDIARY" means the Licensee and any other Subsidiary of the Company the contribution of which to Consolidated Net Worth equals or exceeds 10% or more thereof.

         "MAKE-WHOLE AMOUNT" is defined in Section 8.06.

         "MASTER AGREEMENT" means the Master Agreement dated as of March 25, 1997 between PRL and S.A. Louis Dreyfus et Cie.


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
         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.03.

         "MODIFIED MAKE-WHOLE AMOUNT" is defined in Section 8.06.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NAIC ANNUAL STATEMENT" is defined in Section 6.03.

         "NOTES" is defined in Article 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Article 2.

         "OTHER PURCHASERS" is defined in Article 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "POLOCO, S.A." means Poloco, S.A., a French corporation.

         "POLOCO SUBLICENSE" means the License Agreement dated as of December 31, 1997 between Poloco, S.A. and Louis Dreyfus Fashions Corp., issued by Louis Dreyfus Fashions Corp. to Poloco under the License and as amended by Amendment No. 1 dated as of May 4, 1998.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PREPAYMENT PROCEDURE" means, upon the occurrence of a prepayment event pursuant to Section 8.01(b), (c) or (d) or Section 10.03(e) the following procedure: upon the occurrence of any such event, the Company will, within two
(2) Business Days, send written notice thereof (together with a description thereof in reasonable detail) to each holder of Notes by facsimile transmission (confirmed by a copy thereof sent via an overnight courier of national reputation on the date that the facsimile transmission is sent) and, simultaneously with the sending of such written notice, give telephonic advice of such event to an investment officer or other similar representative or agent of each such holder listed in the Company's register at the telephone number specified therein, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing. Such facsimile transmission shall be made to all holders of Notes on the same day. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder (except in the case of Section 8.01(b), in which case prepayment shall be mandatory and not subject to refusal by any holder of a Note), all, or, if contemplated in the relevant Section, any portion, of the principal amount of Notes held by such holder, together with accrued interest thereon and any applicable Make-Whole Amount or Modified Make-Whole Amount, on a date specified in such notice (the "PREPAYMENT DATE") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Prepayment Date shall not be specified in such notice, the Prepayment Date shall be the thirtieth (30th) day after the date the facsimile transmission is sent by the Company. Such notice shall include a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount or Modified Make-Whole Amount as of the specified Prepayment Date. If such notice constitutes an offer to prepay the then outstanding principal amount of the Notes, together with accrued interest thereon and together with the Make-Whole Amount, and if any holder of a Note does not respond to such offer, such holder of a Note shall be deemed to have accepted such offer. In any other case, if any holder of a Note does not respond to such offer, such holder of a Note shall be deemed to have rejected such offer. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount or Modified Make-Whole Amount as of the specified prepayment date.

         "PRESCRIBED ACCOUNTS" means the audited accounts of Poloco, S.A. for the fiscal years ended December 31, 1994, 1995, 1996 and 1997.

         "PRL" means Polo Ralph Lauren, L.P., a Delaware limited partnership.

         "PRL FIXED PRICE BUY-OUT OPTION" means the Fixed-Price Buy-Out Option, as defined in the Master Agreement.

         "PRL PURCHASE OPTION 2002" means the Final Buy-Out Option or the 2002 Buy-Out Option, each as defined in the Master Agreement.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PTE" is defined in Section 6.03.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "RESERVES AND LIABILITIES" is defined in Section 6.03.

         "REQUIRED HOLDERS" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" means, at any time, any investment made by the Company or any of its Subsidiaries other than the following:

                  (a) Investments of the Company or any of its Subsidiaries owned on the date of the sale of the Notes;

                  (b) Investments in commercial paper of corporations maturing within 270 days from the date of purchase thereof by the Company or any of its Subsidiaries which, at the time of acquisition by the Company or the relevant Subsidiary is accorded the highest rating by Fitch IBCA, Inc., Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc., Standard & Poor's Corporation or other nationally recognized credit rating agency of similar standing;

                  (c) Investments in direct obligations of the governments of the United States or any agency or instrumentality of the governments of the United States maturing no later than the due date of the Notes issued hereunder, the payment or guarantee of which constitutes a full faith and credit obligation of the governments of the United States;

                  (d) Investments in certificates of deposit maturing no later than the due date of the Notes issued hereunder issued by a bank or trust company organized under the laws of the United States or any state or subdivision of either, having capital, surplus and undivided profits aggregating at least $100,000,000 (or the equivalent thereof in any other currency) and whose long-term unsecured debt obligations are at the time of the Investment by the Company rated "A-" or better by Fitch IBCA, Inc., "A-" or better by Duff & Phelps Credit Rating Co., "A3" or better by Moody's Investors Service, Inc. or "A-" or better by Standard & Poor's Corporation;

                  (e) loans or advances, not exceeding $1,000,000 (or the equivalent thereof in any other currency) in the aggregate, to present or former officers, senior officers and employees of the Company or any of its Subsidiaries (exclusive of any such loans or advances outstanding on the date of the sale of the Notes);

                  (f) Investments by the Company or any of its Subsidiaries in receivables arising from the sale of goods and services in the ordinary course of business of the Company or the relevant Subsidiary or in other property used or arising from the ordinary course of business of the Company or the relevant Subsidiary;

                  (g) Investments maturing no later than the due date of the Notes issued hereunder in mutual funds or investment companies whose investments are limited to those permitted by paragraphs (b), (c) and
         (d) above;

                  (h) Investments maturing no later than the due date of the Notes issued hereunder in tax-exempt municipal bonds which at the time of acquisition are accorded a rating of (1) "F-1" or better by Fitch IBCA, Inc., "D-1" or better by Duff & Phelps Credit Rating Co., "MIG-1" or better by Moody's Investors Service, Inc., "SAO PAULO-1" or better by Standard and Poor's Corporation, or an equivalent rating by any other nationally recognized credit rating agency or similar standing or
         (2) "A" or better by Fitch IBCA, Inc., "A" or better by Duff & Phelps Credit Rating Co., "A2" or better by Moody's Investors Service, Inc., "A" or better by Standard and Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

                  (i) Investments in (1) publicly-traded debt securities, either
         (a) accorded a rating of "F-2" or better by Fitch IBCA, Inc., "D-2" or better by Duff & Phelps Credit Rating Co., "P-2" or better by Moody's Investors Service, Inc., "A-2" or better by Standard and Poor's Corporation. or an equivalent rating by any other nationally recognized credit rating agency of similar standing or (b) accorded a rating of "A" or better by Fitch IBCA, Inc., "A" or better by Duff & Phelps Credit Rating Co., "A2" or better by Moody's Investors Service, Inc.,

         "A" or better by Standard and Poor's Corporation, or an equivalent rating by any other nationally recognized credit rating agency of similar standing or (2) preferred stock, accorded a rating of "A" or better by Fitch IBCA, Inc., "A" or better by Duff & Phelps Credit Rating Co., "A2" or better by Moody's Investors Service, Inc., "A" or better by Standard and Poor's Corporation, or an equivalent rating by any other nationally recognized credit rating agency of similar standing; provided that in the case of both clauses (1) and (2), such investments must be in corporations organized under the laws of the United States or any State thereof; provided, however, that at the time of acquisition of any Investment permitted by this paragraph (i) and after giving effect thereto, (1) the aggregate value for such outstanding Investments in any one corporation shall not exceed the greater of (a) $500,000 or (b) 5% of the aggregate value of all such outstanding Investments described in this clause (i), and (2) the aggregate value of all such then outstanding Investments permitted by this clause (i) shall not exceed 30% of the aggregate value for all Investments described in this clause (i) and in clauses (b), (c), (d),
         (g) and (h) above; and

                  (j) Investments in additional shares of LDNG shares and related repurchase contracts issued by a member of the Group.

         For purposes of this definition (including, without limitation, the references to value in the foregoing paragraphs (a) through (j) all Investments shall be valued at the original cost thereof, without allowance for any subsequent write-offs or market value appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal. At any time when any Person becomes a Subsidiary of the Company, the original cost of all Investments of such Person shall be deemed to be the fair market value thereof on the date such Person becomes a Subsidiary of the Company.

         "SALES THRESHOLD" means the sales thresholds for certain periods ending on September 30, 2002 specified in the Master Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SENIOR OFFICER" means any member of the board of directors, the president, the Senior Financial Officers and any vice president of the Company.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns more than 50% of the voting stock or interests of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "2002 WHOLESALE LICENSE" means the license which PRL is obligated under the Master Agreement to grant subject to Poloco's satisfying the Sales Threshold, and which will commence on October 1, 2002 and be substantially in the form of Exhibit 2.3(b) to the Master Agreement, styled as a license agreement between The Polo/Lauren Company, L.P. and Poloco dated as of October 1, 2002.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.